Exhibit 10.3

JIANGXI YIBO E-TECH CO.,LTD.

Purchase agreement

The annual：
The supplier code：
The supplier name：

Purchase agreement

Party A（The buyer：

National：

The registered address：

Party B（The supplier：

National：

The registered address：

Based on the principles of mutual trust, mutual benefit and good faith, and in accordance with the Contract Law of the People's Republic of China, Party A and Party B hereby enter into this Framework Contract regarding the purchase of raw materials between them through friendly negotiation, as follows:

1.	Name, variety, specification and process of the ordered product:

Serial number	name	variety	specification	procurement scale	process
1
2
3
4

The parties shall jointly confirm the written order for each transaction upon mutually agreed conclusion. In the event of any discrepancy between the product name, variety, specification and process stipulated in the order agreed upon by both parties during the transaction and the above table, the order shall prevail.

2.	Measuring method, quantity and price of the ordered products

Products shall be priced in quantity and the quantity and price shall be subject to the order mutually agreed upon by both parties during the transaction.

3.	Product quality requirements

1. Product quality shall be subject to the relevant national standards or industrial standards of the People's Republic of China. The quality standard signed by both parties shall prevail after the acceptance of the samples confirmed by both parties.

2. The Supplier shall produce and supply the products in strict accordance with the requirements of quality and technical specifications approved by the Demander. Without the prior written consent of the Demander, no changes shall be made to the products themselves.

4.	Packing requirements

1. The product packaging provided by the Supplier shall be able to protect the product from damage during transportation and storage.

2. The Supplier shall indemnify the Demander according to the actual quantity or amount of the product damage caused by improper packing and the loss caused thereby.

3. The Supplier shall guarantee that the packaging shall be in good condition before the Demander opens the box for inspection. Otherwise, the quality or quantity defects of the goods shall be borne by the supplier.

5.	Delivery and transportation of products

1. The place of delivery shall be the place designated by the Demander. The goods shall be delivered to the consignee designated by the demander and shall be signed for receipt. The Supplier shall be responsible for the transportation and loading and unloading of the Products, and the transportation expenses, insurance, storage, loss and damage risks of the Products shall be borne by the Supplier.

2. If the place and consignee designated by the Demander change, the Supplier shall be notified in writing in advance.

3. The delivery date shall be subject to the provisions in the specific order. The Supplier shall deliver the goods on time and in good quality according to the delivery time and quantity specified by the Demander. If the Supplier fails to notify the Demander to pick up the goods in time, the delivery shall be deemed to be delayed.

4. After receiving the goods, the Demander shall conduct inspection and acceptance according to the quality standards determined by both parties. If there is any product that does not meet the quality standards, the parties shall negotiate and deal with it.

5. If Party B cannot or is expected to find it difficult to deliver all or part of the goods on time, Party B shall notify Party A of the corresponding reasons and the expected delivery date no later than 1 business day from the date on which it becomes or should become aware of the relevant abnormal situation, and determine the follow-up treatment plan as required by Party A.

6.	Terms and terms of payment for goods

1. The Demander shall pay the payment to the Supplier at the agreed rate of payment days on a monthly basis. The payment due in the previous month shall be made by bank transfer from 10th to 15th of each month (postponed on holidays), and the settlement currency shall be RMB.

2. The Supplier shall, in accordance with the provisions of the Tax Law and within the time agreed by the Parties, issue a legal and valid invoice in line with the output tax rate.

The bank account of the supplier is: the actual transaction account shall prevail

Bank:

Account Name:

Account No. :

7.	To raise objections to the variety, quantity and quality of the products

1. Any objection to the product variety and quantity shall be raised at the time of delivery of the goods. For the quantity shortage in the FCL, the Demander can feed back to the Supplier in the process of use.

2. Any objection to product quality shall be raised within 2 weeks after product handover and shall be remedied by the supplier. The inspection performed by the buyer on the supplier's products does not relieve the supplier of its responsibility for product quality.

3. The buyer shall have the right to return the goods if it determines that the supplier's products have quality problems. The payment for goods, freight and other expenses incurred due to the return of goods shall be borne by the Supplier.

8.	Application of Law

The Contract shall be governed by the laws of the People's Republic of China.

9.	Dispute Resolution

Any dispute between Party A and Party B arising out of or in connection with this Contract shall be settled by both parties through negotiation in a timely manner. In case no agreement can be reached through negotiation, such dispute shall be settled by the court having jurisdiction over this Contract.

10.	Liability for breach of contract

If either party breaches this contract and causes damage to the other party, the injured party shall have the right to claim compensation for the loss suffered by the other party.

11.	Force majeure

1. If such party is delayed or unable to perform its obligations hereunder due to circumstances unforeseen on the date of execution hereof and beyond the reasonable control of either party, such party shall not be deemed to be in breach of this Contract and shall not be liable to the other party, and the period of performance of the relevant obligations may be extended accordingly. These circumstances include, but are not limited to, acts of God, destruction of buildings, war, riot, fire, explosion, flood, and acts of government or industry.

2. Due to the above situation and cause delay or unable to perform the obligation of this contract, shall immediately notify the other party, and make the effort to reasonably, such situation to minimize the influence of its obligations, and in such cases is done, immediately notify the other party, and continued to completely fulfill the obligations stipulated in the contract.

12.	Intellectual Property Rights

The Supplier warrants that there is no intellectual property defect in the Products; Trademarks, patents and other intellectual property rights used by the products shall be the intellectual property rights legally owned or used by the products. The supplier warrants that the buyer will not be accused of intellectual property infringement by any third party for purchasing and using the products, and the buyer will not bear any legal liability for using the raw materials and products provided by the supplier. If the buyer suffers accusations of any third party intellectual property, the supplier shall be full compensation for its losses, the losses including but not limited to legal fare, arbitration fee, attorney fees, investigation, notarial cost, transportation, travel, to any third party to charge fees, a third party claims of compensation and other reasonable expenses so spending.

13.	Termination

If either party fails to continue to perform the Contract due to breach of contract, the non-breaching party may terminate the Contract and all fees shall be settled within 7 days upon termination.

14.	Validity Period

This contract shall come into force upon being signed and sealed by both parties and shall remain valid for two years. If Party A still has outstanding balance on the agreed expiration date of this Agreement, this Agreement shall remain in force and be officially terminated upon the settlement of all payments.

Within one month prior to the expiration of the term of this contract, both parties may discuss the renewal of this contract separately.

15.	Confidentiality

Without prior consent of Party A, Party B shall not directly and/or indirectly disclose, divulge, transfer, license or otherwise provide Party A's Confidential Information to any third party. If it is necessary to disclose Confidential Information in accordance with relevant legal, judicial or administrative procedures, Party B shall notify Party A within a reasonable time prior to the disclosure of such Confidential Information and shall cooperate with Party A to take appropriate and effective measures to avoid or limit the disclosure of such Confidential Information in accordance with the law.

16.	Text

This contract is made in two originals, with one held by each party and both originals shall be equally authentic.

17.	Others

Party B shall have legal business qualifications and shall be responsible for providing legal business certificates. Party B shall not violate relevant national laws and regulations during the supply process, and Party A shall be liable for any violation of such laws and regulations

18.

Anything not covered herein shall be agreed upon in a supplementary agreement signed by both parties separately.

This blank page is the signature page of the Purchase Agreement

Party A (Demander)：	Party B (Supplier) :
Company Name (Seal)：	Company Name (Seal)：

Company Address:	Company Address:
Legal representative:	Legal representative:
Entrusted Agent:	Entrusted Agent:

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